UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 6, 2010

CommunitySouth Financial Corporation

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-51896	20-0934786
(Commission File Number)	(IRS Employer Identification No.)

6602 Calhoun Memorial Parkway, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 306-2540

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)          Departure of Director and Officer.

On April 6, 2010, David A. Miller resigned from his position as President and Director of CommunitySouth Financial Corporation (the “Company”) and its wholly-owned subsidiary, CommunitySouth Bank and Trust (the “Bank”).  Mr. Miller’s employment agreement, which was dated December 31, 2008 and filed on January 5, 2009 with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K, was terminated in conjunction with his resignation.  The resignation was effective upon receipt by the Company.  Mr. Miller’s decision to resign from the Board of Directors did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices, and the Company expressed appreciation for Mr. Miller’s contributions to the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITYSOUTH FINANCIAL
CORPORATION

Dated: April 8, 2010	By:	/s/ John W. Hobbs
John W. Hobbs
Chief Financial Officer